Exhibit 99.1

Contact:	Richard J. Lieb, Chief Financial Officer Greenhill & Co., Inc. (212) 389-1800
For Immediate Release
SPAC Sponsored by Greenhill Announces Repurchases of Common Stock
NEW YORK, September 2, 2009 — Greenhill & Co., Inc. (NYSE: GHL) today announced that GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.U and GHQ.WS), the special purpose acquisition company it sponsored, has entered into agreements with certain holders of its common stock as a result of which approximately 10.4 million shares of GHL Acquisition common stock will be repurchased upon closing of the acquisition of Iridium Holdings LLC (“Iridium”). GHL Acquisition also obtained a proxy over the shares to be repurchased and has announced its intention to vote those shares in favor of the proposed acquisition of Iridium. The shares subject to these agreements represent approximately 26.0% of the 40 million shares of common stock eligible to vote on the Iridium acquisition at the special meeting of shareholders of GHL Acquisition scheduled for September 23, 2009. The repurchase of the shares is subject to the closing of the acquisition of Iridium.
Forward-Looking Statements and Other Disclosure
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Greenhill & Co. or GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium Holdings, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that Greenhill & Co. or GHL Acquisition’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Greenhill & Co. or GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Greenhill & Co. undertakes no obligation to update forward-looking statements.
This press release is for informational purposes only and does not constitute an offer of any securities for sale.